Exhibit 99.1

Tenaya Therapeutics Announces Pricing of Underwritten Offering

South San Francisco, Calif. – February 8, 2024 – Tenaya Therapeutics, Inc. (Nasdaq: TNYA), a clinical-stage biotechnology company with a mission to discover, develop and deliver potentially curative therapies that address the underlying causes of heart disease, today announced the pricing of its underwritten offering of 8,888,890 shares of its common stock at an offering price of $4.50 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to an aggregate of 2,222,271 shares of its common stock at a purchase price of $4.499 per each pre-funded warrant, which represents the per share offering price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. All of the securities are to be sold by Tenaya. The deal included participation from new and existing investors including The Column Group, RA Capital Management, Venrock Healthcare Capital Partners, Octagon Capital, funds and accounts managed by BlackRock, Armistice Capital, Integral Health Asset Management, PFM Health Sciences, LP, Soleus Capital, as well as two large investment management firms. Before deducting the underwriting discounts and commissions and offering expenses, Tenaya expects to receive total gross proceeds of approximately $50 million. The offering is expected to close on or about February 12, 2024, subject to satisfaction of customary closing conditions.

Leerink Partners and TD Cowen are acting as joint book running managers for the offering. LifeSci Capital is acting as lead manager for the offering.

The securities are being offered by Tenaya pursuant to a Registration Statement on Form S-3 previously filed and declared effective by the SEC, and Tenaya will also file a prospectus supplement and accompanying prospectus relating to and describing the terms of the offering with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, copies of the prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 1 (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com; or Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at prospectus_department@cowen.com or by telephone at (833) 297-2926.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.

About Tenaya Therapeutics

Tenaya Therapeutics is a clinical-stage biotechnology company committed to a bold mission: to discover, develop and deliver potentially curative therapies that address the underlying drivers of heart disease. Leveraging its integrated and interrelated Gene Therapy, Cellular Regeneration and Precision Medicine platforms and proprietary core capabilities, the company is advancing a pipeline of novel therapies with diverse treatment modalities for rare genetic cardiovascular disorders and more prevalent heart conditions. Tenaya’s most advanced candidates include TN-201, a gene therapy for MYBPC3-associated hypertrophic cardiomyopathy (HCM), TN-401, a gene therapy for PKP2-associated arrhythmogenic right ventricular cardiomyopathy (ARVC), and TN-301, a small molecule HDAC6 inhibitor being initially developed for heart failure with preserved ejection fraction (HFpEF).

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements relating to the offering, including the size and terms of the offering, the timing of the closing of the offering, and the expected gross proceeds. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: the completion of the offering on the anticipated terms or at all, including the satisfaction of customary closing conditions; general economic and market conditions as well as geopolitical developments; and other risks. For further information regarding the foregoing and additional risks that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Tenaya in general, see Tenaya’s recent Quarterly Report on Form 10-Q filed on November 8, 2023, the prospectus supplement related to the proposed public offering we plan to file and subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

Michelle Corral

Vice President, Investor Relations and Corporate Communications

Tenaya Therapeutics

IR@tenayathera.com

Anne-Marie Fields

Stern Investor Relations

Annemarie.fields@sternir.com